UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2025

HALLIBURTON COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-03492	75-2677995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East,	Houston,	Texas	77032
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (281) 871-2699
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.50 per share	HAL	New York Stock Exchange
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On December 2, 2025, the Board of Directors (the “Board”) of Halliburton Company (“Halliburton”) increased the size of the Board from 11 to 12 directors and appointed Timothy A. Leach as a member of the Board, with an initial term beginning immediately and expiring at Halliburton’s 2026 Annual Meeting of Shareholders, or until his successor is duly elected and qualified. Mr. Leach retired in August 2025 from ConocoPhillips after a 40-year career in the oil and gas industry. He currently serves on the ConocoPhillips board, has served as executive vice president, Lower 48, and served as advisor to the chief executive officer. Prior to joining ConocoPhillips, he served as chairman and chief executive officer of Concho Resources Inc., since its formation in 2006 and led until its acquisition by ConocoPhillips in 2021.

There are no arrangements or understandings between Mr. Leach and any other persons pursuant to which Mr. Leach was selected as a director. The Board expects to appoint Mr. Leach to such committees that the Board may determine in February 2026. There are no transactions in which Mr. Leach has an interest that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Leach will participate in the compensation arrangements for non-management directors as described in Halliburton’s Definitive Proxy Statement on Schedule 14A for Halliburton’s 2025 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 1, 2025. Mr. Leach will receive an initial equity award of restricted stock units (“RSUs”) equal to the amount of the 2025 annual equity award granted to our directors of $200,000. Each RSU represents the right to receive a share of our common stock on a future date as provided in the award agreement. The number of RSUs awarded is determined by dividing the award amount by the average of the closing price of our common stock on the New York Stock Exchange on each business day during the month immediately preceding the director’s appointment to the Board.

In connection with Mr. Leach’s appointment, Halliburton entered into an indemnification agreement with Mr. Leach on December 2, 2025. The indemnification agreement provides that, subject to certain exceptions and limitations set forth therein, we will indemnify and advance certain expenses to the director to the fullest extent, and only to the extent, permitted by applicable law in effect as of the date of the indemnification agreement and to such greater extent as applicable law may thereafter from time to time permit. The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement for Directors, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.     Regulation FD Disclosure.

On December 2, 2025, Halliburton issued a press release announcing the appointment of Timothy A. Leach to its board of directors, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified in such filing as being incorporated by reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Indemnification Agreement for Directors (incorporated by reference to Exhibit 10.2 of Halliburton’s Form 10-Q for the quarter ended June 30, 2023, File No. 001-03492).

99.1 Press Release of Halliburton Company, dated December 2, 2025.

104 Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: December 2, 2025	By:	/s/ Pamela L. Taylor
Pamela L. Taylor
Vice President, Public Law and Assistant Secretary